UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075-7840

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 488-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 4, 2011, ViewCast.com, Inc. (the “Company”) entered into a Preferred Stock Exchange Agreement with H.T. Ardinger Jr. (“Ardinger”), Ardinger Family Partnership, Ltd. (the “Ardinger Partnership”), Adkins Family Partnership, Ltd. and RDB Limited, p/k/a Baker Family Partnership, Ltd. (the “Exchange Agreement”) to convert and restructure the outstanding shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) and Series E Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock, and collectively with the Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”).
In accordance with the Exchange Agreement, on May 4, 2011, the 800,000 outstanding shares of Series B Preferred Stock and 200,000 outstanding shares of Series C Preferred Stock were converted into an aggregate of 16,666,666 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), or 16 2/3 shares of Common Stock for each share of Series B Preferred Stock and Series C Preferred Stock so converted (the “Series B/C Conversion”), pursuant to a conversion price, as provided in the Exchange Agreement, of $0.60 per share of underlying Common Stock for each converted share of Series B Preferred Stock and Series C Preferred Stock, with each share of Series B Preferred Stock and Series C Preferred Stock having a value of $10.00 per share (the “Conversion Price”). The Conversion Price was lowered from $3.625 for the Series B Preferred Stock and remained at the existing $0.60 per share conversion price for the Series C Preferred Stock. Upon consummation of the Series B/C Conversion, any and all dividends, owed or owing, pursuant to the terms of the Series B Preferred Stock or Series C Preferred Stock, were cancelled.
In addition to the Series B/C Conversion, until May 4, 2012 (the “Temporary Conversion Period”), each outstanding share of Series E Preferred Stock shall be convertible, at the option of the holder of such Series E Preferred Stock, into shares of Common Stock at a temporary conversion price of $0.50 per share of underlying Common Stock for each share of Series E Preferred Stock, with each share of Series E Preferred Stock having a value of $100.00 per share (the “Temporary Conversion Price”). The Temporary Conversion Price is an increase over the prior conversion price which, immediately before entrance into the Exchange Agreement, was approximately $0.34 per share (the average closing sale price for the Common Stock during the 20 trading days ending on the last day prior to the notice of conversion). If at any time during the Temporary Conversion Period, the Company completes, in one transaction or a series of related transactions, the placement(s) of Common Stock for total aggregate net proceeds of at least $7,000,000 (a “Securities Placement”), each outstanding share of Series E Preferred Stock shall automatically convert into the corresponding number of shares of Common Stock at the Temporary Conversion Price. During the Temporary Conversion Period, if any shares of Series E Preferred Stock are converted, all other outstanding shares of Series E Preferred Stock shall also automatically convert at the Temporary Conversion Price. Upon a conversion of the shares of Series E Preferred Stock during the Temporary Conversion Period, either voluntarily or as a result of a Securities Placement, the Company shall issue 16,000,000 shares of Common Stock in exchange for the 80,000 outstanding shares of Series E Preferred Stock.
The Company has also agreed, among other things: (i) that the definition of registrable securities under that certain Registration Rights Agreement, dated December 11, 2006, between the Company and the Ardinger Partnership (the “Registration Rights Agreement”) shall include any shares of Common Stock issued in exchange for the shares of Preferred Stock previously held by Ardinger or the Ardinger Partnership, (ii) that Ardinger shall be a party to the Registration Rights Agreement, and (iii) to use commercially reasonable efforts to: (a) meet the applicable listing requirements of the NASDAQ Stock Market and (b) upon meeting such requirements, list its Common Stock on the NASDAQ Stock Market.

Other than as permitted in the Exchange Agreement, from May 4, 2011 through July 31, 2011, the holders of the shares of Common Stock issued pursuant to the Series B/C Conversion have agreed not to sell or otherwise transfer such shares of Common Stock. Additionally, from August 1, 2011 through January 27, 2012, such holders have agreed to limit any sales or transfers of such Common Stock in accordance with the volume limitations of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), as if such holders were affiliates of the Company. If during the Temporary Conversion Period, a change in control of the Company occurs, these transfer restrictions shall terminate.
Ardinger is the largest stockholder of the Company and the sole general partner of the Ardinger Partnership. Immediately prior to the Series B/C Conversion, Ardinger: (i) directly beneficially held (a) 400,000 shares of Series B Preferred Stock and (b) 200,000 shares of Series C Preferred Stock and (ii) indirectly beneficially held, as sole general partner of the Ardinger Partnership, 80,000 shares of Series E Preferred Stock. The Company is also party to an existing loan and security agreement, and related note agreement (collectively, the “Loan Agreement”), with the Ardinger Partnership. Amounts outstanding under the Loan Agreement are secured by all the assets of the Company.
A copy of the Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
As discussed in Item 1.01 of this Current Report on Form 8-K (and as incorporated by reference under this Item 3.02), pursuant to the terms of the Exchange Agreement, on May 4, 2011, the holders of Series B Preferred Stock and Series C Preferred Stock converted all outstanding shares of their Series B Preferred Stock and Series C Preferred Stock at the Conversion Price into an aggregate of 16,666,666 shares of Common Stock. Such issuance of Common Stock was exempt from registration under the Securities Act pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act.
In addition, pursuant to the Exchange Agreement, during the Temporary Conversion Period, the outstanding shares of Series E Preferred Stock shall be convertible at the Temporary Conversion Price into an aggregate of 16,000,000 shares of Common Stock. The issuance of the shares of Common Stock upon conversion of the Series E Preferred Stock during the Temporary Conversion Period, if any, shall be made pursuant to an exemption from registration under the Securities Act provided by Section 3(a)(9) of the Securities Act.
Item 3.03 Material Modification to Rights of Security Holders.
The information provided in Item 1.01 of this Current Report on Form 8-K concerning the Exchange Agreement is incorporated by reference into this Item 3.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description of Exhibit
10.1	Preferred Stock Exchange Agreement, dated May 4, 2011, by and between the Company and H.T. Ardinger Jr., Ardinger Family Partnership, Ltd., Adkins Family Partnership, Ltd. and RDB Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: May 6, 2011	By:	/s/ Laurie L. Latham
		Name:	Laurie L. Latham
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
10.1	Preferred Stock Exchange Agreement, dated May 4, 2011, by and between the Company and H.T. Ardinger Jr., Ardinger Family Partnership, Ltd., Adkins Family Partnership, Ltd. and RDB Limited.